                                         EXHIBIT(10)(e)(v)



                                                   CONFORMED COPY
______________________________________________________________









                     U.S. $225,000,000

                     CREDIT AGREEMENT
                Dated as of April 13, 1995


                           Among


              NEW ENGLAND ENERGY INCORPORATED
                        as Borrower



                  THE BANKS NAMED HEREIN

                            and

                       CREDIT SUISSE
           as Administrative Agent and Arranger








                              _________________________________________________

    NEW ENGLAND ENERGY INCORPORATED, a Massachusetts corporation (the "Borrower"), the Banks (as hereinafter defined) and CREDIT SUISSE ("Credit Suisse"), as administrative agent and arranger (the "Agent") for the Banks hereunder, agree as follows:

                      PRELIMINARY STATEMENT

    The Borrower has requested the Banks to provide to the Borrower a committed reducing revolving credit facility in the maximum principal amount of $225,000,000, to be advanced by, and repaid to, the Banks ratably in accordance with their respective commitments. In addition, the Borrower has requested the Agent to establish, and the Banks to participate in, a program whereby the Borrower could solicit, on a competitive bid basis, non-ratable advances from the Banks aggregating all or part of the unused portion of the committed facility. The Borrower has arranged for advances to benefit from the Borrower's financial arrangements with either New England Power Company ("NEP") or New England Electric System ("NEES"). The Banks and the Agent are agreeable to the Borrower's requests on the terms and conditions set forth herein.


                            ARTICLE I
                 DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acknowledgments" means the NEP Acknowledgment and the NEES Acknowledgment.

         "Advance" means a Committed Advance or a Competitive
    Advance.

         "Alternate Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

    (a) the base commercial lending rate announced from time to time by Credit Suisse, New York Branch; and

    (b) the rate quoted by Credit Suisse, New York Branch, at approximately 11:00 a.m. New York City time, to dealers in the New York Federal Funds Market for the overnight offering of dollars by Credit Suisse, New York Branch, for deposit, plus one-half of one percent (1/2%).

    Each change in the Alternate Base Rate shall take effect simultaneously with any change in such base rate or quoted rate (as the case may be).

         "Amortization Date" means the anniversary of the Closing Date occurring in each year, commencing with the first anniversary date (being the initial Amortization Date) and ending on the anniversary date occurring in 2002 or, if the Termination Date shall have been extended in accordance with
    Section 2.18 hereof, the anniversary date occurring in 2003 (being the final Amortization Date).

         "Ancillary Agreements" means the Fuel Purchase Contract, the Capital Funds Agreement, the Capital Maintenance
    Agreement and the Loan Agreement.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such Competitive Advance.

         "Applicable Eurodollar Margin" means, on any day and for any Eurodollar Rate Advance, the respective interest rate per annum specified below under the column corresponding to the lowest rating assigned by Moody's or S&P (i) to the senior secured long-term public debt of NEP or (ii) if the CMA Conversion Date has occurred and NEES has issued senior long-term debt, to such debt:


     S & P   AA+ or AA or higher   A or      BBB or    BBB- or
             higher                higher    higher    lower


     Moody's Aa1 or     Aa2 or higher   A2 or   Baa2 or  Baa3 or
             higher                higher    higher    lower

               13%        17%      .235%     .285%     .375%


          "Applicable Rate" means:

          (i)    for each Base Rate Advance, the Alternate Base
                 Rate;

          (ii)   for each Eurodollar Rate Advance, the sum of
                 the Eurodollar Rate for such Advance plus the
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                 Applicable Eurodollar Margin; and

          (iii) for each Competitive Advance, the rate of interest specified therefor by the Bank making such Competitive Advance in its notice with respect thereto delivered pursuant to Section 2.03(ii) hereof.

     Each change in the Applicable Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate (in the case of a Base Rate Advance) and in the Applicable Eurodollar Margin (in the case of all Eurodollar Rate Advances).

          "Banks" means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 8.07.

          "Bank Assignment" means an assignment and acceptance entered into by an assigning Bank and an assignee Bank, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit 8.07 hereto.

          "Base Rate Advance" means a Committed Advance which, in accordance with Article II hereof, is selected by the Borrower to bear interest, or otherwise is provided to bear interest, computed by reference to the Alternate Base Rate.

          "Borrowing" means a Committed Borrowing or a Competitive Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Funds Agreement" means that certain Capital Funds Agreement dated November 1, 1974, between the Borrower and NEES, as amended by Amendment No. 1 thereto dated as of July 1, 1976, Amendment No. 2 thereto dated as of July 26, 1979, Amendment No. 3 thereto dated as of August 26, 1981, Amendment No. 4 thereto dated as of March 26, 1985, Amendment No. 5 thereto dated as of April 28, 1989, Amendment No. 6 thereto dated as of June 1, 1990, and Amendment No. 7 thereto in substantially the form of Exhibit 1.01A hereto.

          "Capital Maintenance Agreement" means that certain Capital Maintenance Agreement dated as of November 15, 1985, between the Borrower and NEES, as amended by Amendment No. 1 thereto dated as of April 28, 1989, and Amendment No. 2 thereto in substantially the form of Exhibit 1.01B hereto.

          "Closing Date" means the date upon which each of the conditions precedent enumerated in Section 3.01 have been fulfilled to the satisfaction of the Agent.

          "CMA Advances" means CMA Committed Advances and CMA
     Competitive Advances.

          "CMA Assignment" means an Assignment of the Capital
     Maintenance Agreement in substantially the form of Exhibit
     1.01C hereto.

          "CMA Borrowing Base" means, as of any date, an amount equal to the least of:

                 (i) $225,000,000, less an amount equal to the aggregate of all reductions of the principal amounts due under the CMA Committed Notes and the CMA Competitive Notes as a result of payments made to the Agent by NEES pursuant to Sections 1(a) or (b) of the Capital Maintenance Agreement;

                 (ii)  the Commitment on such date; and

                 (iii)  100% of CMA Recapturable Costs.

          "CMA Borrowings" means the CMA Committed Borrowings and the CMA Competitive Borrowings.

          "CMA Committed Advance" means an advance by a Bank to the Borrower made on or after the CMA Conversion Date as part of a CMA Committed Borrowing (including each FPC Committed Advance which is converted to a CMA Committed Advance in accordance with Section 2.16), and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of CMA Committed Advance. The Type of CMA Committed Advance may change from time to time as and when such Advance is Converted. For purposes of this Agreement, all CMA Committed Advances of a Bank (or portions thereof) made of, or Converted into, the same Type and Interest Period on the same day shall be deemed to be a single Advance by such Bank until repaid or next Converted.

          "CMA Committed Borrowing" means a borrowing consisting of CMA Committed Advances of the same Type and Interest Period and made or Converted by each of the Banks on the same day, ratably in accordance with each such Bank's Percentage of the Commitment. For purposes of this Agreement, all CMA Committed Advances made of, or Converted into, the same Type and Interest Period on the same day shall be deemed a single CMA Committed Borrowing hereunder until repaid or next Converted.

          "CMA Competitive Advance" means an advance by a Bank to the Borrower made on or after the CMA Conversion Date as part of a CMA Competitive Borrowing resulting from the competitive bidding procedure described in Section 2.03 and, each FPC Competitive Advance which is converted to a CMA Competitive Advance in accordance with Section 2.16.

          "CMA Competitive Borrowing" means a borrowing consisting of CMA Competitive Advances made on the same day by each of the Banks whose offer to make one or more CMA Competitive Advances as part of such Borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "CMA Competitive Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A-2-CMA hereto, evidencing the indebtedness of the Borrower to such Bank resulting from CMA
     Competitive Advances made by such Bank.

          "CMA Conversion Date" means the date upon which the Fuel Purchase Contract is terminated and all outstanding FPC
     Committed Advances are converted to CMA Committed Advances in accordance with Section 2.16.

          "CMA Recapturable Costs" means, as of any date, the sum of (a) capitalized costs of Hydrocarbon Properties as reflected on the most recent balance sheet of the Borrower, less (b) accumulated amortization of such Hydrocarbon Properties, each as reflected in the most recent Rule 24 Report delivered by the Borrower pursuant to Section 5.03(d) hereof or certificate delivered pursuant to Section 3.02(b) hereof. All capitalized costs included in the determination of CMA Recapturable Costs shall, in any case, include adjustments resulting from the application of the cost center ceiling test pursuant to the rules of the SEC applicable to oil and gas producing companies using the full cost method, as such rules are in effect on the date hereof.

          "Collateral" means all property which is subject or is to become subject to the security interest granted by any of the Collateral Assignments.

          "Collateral Assignments" means the NEES Assignment, the
     NEP Assignment and the CMA Assignment.

          "Commitment" means the sum of $225,000,000, as such sum may be reduced or terminated from time to time in accordance with Section 2.06, 2.18 or Article VI hereof.

          "Commitment Reduction Amount" means an amount equal on each day to the aggregate outstanding principal amount of all Competitive Advances on such day (after giving effect to any prepayments, repayments and Borrowings to be made on such day).

          "Committed Advances" means FPC Committed Advances and
     CMA Committed Advances.

          "Committed Borrowings" means FPC Committed Borrowings and CMA Committed Borrowings.

          "Committed Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Committed Advances made by such Bank.

          "Competitive Advances" means FPC Competitive Advances and CMA Competitive Advances.

          "Competitive Borrowings" means FPC Competitive
     Borrowings and CMA Competitive Borrowings.

          "Conversion", "Convert", or "Converted" each refers to a conversion of Committed Advances pursuant to
     Section 2.02(b), including but not limited to any selection of a longer or shorter Interest Period to be applicable to such Advances.

          "Domestic Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "Domestic Reserve Percentage" means, on any day and for all Advances comprising part of the same Borrowing, the reserve percentage applicable on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to the maturity of such Advance.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended from time to time.

          "ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) which is a member of a group of which such person or entity is a member and which is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Plan" means an employee benefit plan, other than a Multiemployer Plan, maintained for employees of any person or entity or any ERISA Affiliate of such person or entity and subject to Title IV of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office) or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Committed Borrowing, an interest rate per annum equal to the average (rounded upward, if necessary, to the next higher of 1/16 of 1% per annum) of the respective rates per annum at which deposits in U.S. dollars are offered to the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of such Reference Bank's Eurodollar Rate Advance comprising part of such Committed Borrowing and for a period of time comparable to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar

     Rate Advance comprising part of the same Committed Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
     Section 2.10.

          "Eurodollar Rate Advance" means a Committed Advance which, in accordance with Article II hereof, is selected by the Borrower to bear interest computed by reference to the Eurodollar Rate.

          "Eurodollar Rate Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in
     Section 6.01.

          "Existing Agreement" means the $400,000,000 Credit
     Agreement dated as of April 28, 1989, among the Borrower, certain banks parties thereto and Citibank, N.A., as agent.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "FERC Settlement" means the settlement dated June 3, 1988 as approved by order of the Federal Energy Regulatory
     Commission on September 20, 1988 (Docket Nos. ER86-687-001 and ER86-688-001).

          "FPC Advances" means FPC Committed Advances and FPC
     Competitive Advances.

          "FPC Borrowing Base" means, as of any date, an amount equal to the lesser of:

                 (i)  the Commitment on such date; or

                 (ii)  100% of FPC Recapturable Costs.

          "FPC Borrowings" means the FPC Committed Borrowings and the FPC Competitive Borrowings.

          "FPC Committed Advance" means an advance by a Bank to the Borrower made prior to the CMA Conversion Date as part of a FPC Committed Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of FPC Committed Advance. The Type of FPC Committed Advance may change from time to time as and when such Advance is Converted. For purposes of this Agreement, all FPC Committed Advances of a Bank (or portions thereof) made of, or Converted into, the same Type and Interest Period on the same day shall be deemed to be a single Advance by such Bank until repaid or next Converted.

          "FPC Committed Borrowing" means a borrowing consisting of FPC Committed Advances of the same Type and Interest Period and made or Converted by each of the Banks on the same day, ratably in accordance with each such Bank's Percentage of the Commitment. For purposes of this Agreement, all FPC Committed Advances made of, or Converted into, the same Type and Interest Period on the same day shall be deemed a single FPC Committed Borrowing hereunder until repaid or next Converted.

          "FPC Competitive Advance" means an advance by a Bank to the Borrower made prior to the CMA Conversion Date as part of a FPC Competitive Borrowing resulting from the competitive bidding procedure described in Section 2.03.

          "FPC Competitive Borrowing" means a borrowing consisting of FPC Competitive Advances made on the same day by each of the Banks whose offer to make one or more FPC Competitive Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "FPC Competitive Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A-2-FPC hereto, evidencing the indebtedness of the Borrower to such Bank resulting from FPC
     Competitive Advances made by such Bank.

          "FPC Recapturable Costs" means, as of any date the sum of (a) the cost of fuel reserves subject to sale under the Fuel Purchase Contract (including exploration, development and other costs and cost of capital), plus (b) work in process relating thereto, less (c) accumulated amortization of such reserves, each as reflected in the most recent Rule 24 Report delivered pursuant to Section 5.03(d) hereof or certificate delivered pursuant to Section 3.02(b) hereof.

          "Fuel Purchase Contract" means that certain Fuel Purchase Contract dated July 26, 1979, between the Borrower and NEP, as amended by Amendment No. 1 thereto dated as of August 26, 1981, Amendment No. 2 thereto dated as of March 26, 1985, Amendment No. 3 thereto dated effective as of January 1, 1984, Amendment No. 4 thereto dated as of April 28, 1989, and Amendment No. 5 thereto in substantially the form of Exhibit 1.01D hereto.

          "Funding Losses" means, with respect to any Competitive Advance or Eurodollar Rate Advance being prepaid or repaid, in whole or in part, prior to the last day of its Interest Period, an amount calculated on the basis of the difference between the Applicable Rate in effect for such Advance and the Applicable Rate that would apply to a Competitive Advance or a Eurodollar Rate Advance (in the case of a prepaid or repaid Competitive Advance or Eurodollar Rate Advance) in each case in an amount equivalent to the principal amount prepaid or repaid (and, if a partial prepayment or repayment, computed separately for an amount equivalent to the remaining unpaid principal amount of the Advance), as determined in good faith by the Bank which made such Advance, for the remainder of such Interest Period. A certificate of such Bank, sent to the Agent and the Borrower, setting forth such amount and the calculation thereof shall, in the absence of manifest error, be conclusive and binding on all parties.

          "Hydrocarbon Properties" means the interests (either direct or indirect) of the Borrower in Hydrocarbons prior to severance.

          "Hydrocarbon Property Venture" means any Person through which the Borrower has any interest in Hydrocarbon Properties, including, without limitation, Samedan-NEEI, provided that nojoint operating agreement or similar agreement governing operations of Hydrocarbon Properties shall be deemed to create a Hydrocarbon Property Venture.

          "Hydrocarbons" means oil, gas and other liquid or gaseous hydrocarbons, other than Inventoried Fuel, and shall not include coal, lignite and other solid carbonaceous fuels or liquid or gaseous hydrocarbons produced therefrom.

          "Indebtedness" means (i) all indebtedness or other obligations of the Borrower, NEP or NEES, as the case may be, for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which the Borrower, NEP or NEES, as the case may be, has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the Borrower, NEP or NEES, as the case may be, is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness or obligations has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Borrower, NEP or NEES, as the case may be, whether or not the Borrower, NEP or NEES, as the case may be, has assumed or become liable for the payment of such indebtedness or obligations, (iv) all indebtedness for borrowed money or for the deferred purchase price of property in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss (including, without limitation, financing of the type commonly known as production payment financing), secured or supported by a lien, charge or encumbrance on, or other interest in, any Hydrocarbons or Hydrocarbon Properties (whether or not the lender must look solely to such Hydrocarbons or Hydrocarbon Properties for satisfaction of such indebtedness and whether or not the lender may have recourse to the Borrower or any of their other assets in respect of such indebtedness), (v) obligations under "swaps", "caps", "floors", "collars" or other interest rate hedging contracts or similar arrangements, and (vi) obligations under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases on the books of the lessee in respect of which the Borrower, NEP or NEES, as the case may be, is liable, contingently or otherwise, as obligor, guarantor or otherwise or in respect of which obligations the Borrower, NEP or NEES, as the case may be, otherwise assures a creditor against loss.

          "Information Memorandum" means the Confidential
     Information Memorandum dated February 1995, and the slide presentation distributed by the Borrower at the bank meeting on March 1, 1995.

          "Interest Period" means, for each Advance, the period from the date on which such Advance is made and ending on the date on which such Advance matures. All Advances comprising part of the same Borrowing shall have the same Interest Period, as selected by the Borrower in accordance with this definition and Article II hereof. The duration of each Interest Period shall be (a) in the case of Base Rate Advances, until the next-succeeding March 31, June 30, September 30 or December 31, (b) in the case of Eurodollar Rate Advances, 1, 2, 3, 6 or 9 months, or, if and so long as all Banks inform the Agent that such duration is available, 12 months, and (c) in the case of Competitive Advances, any number of days not less than 30 days nor greater than 360 days, in each case as the Borrower may select in accordance with Article II hereof; provided, however, that:

                 (i) the Borrower may not select any Interest Period which ends after any Amortization Date unless, after giving effect to such selection, the aggregate unpaid principal amount of Advances having maturity dates after such Amortization Date shall be equal to or less than the aggregate amount of the Commitments of the Banks (determined without giving effect to any Commitment Reduction Amount) after giving effect to the automatic reduction of the Commitments of the Banks on such Amortization Date pursuant to Section 2.06(a) and, if applicable, Section 2.18;

                 (ii)   whenever the last day of any Interest
          Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (iii)  no Interest Period may be selected that
          would end after the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Inventoried Fuel" means fuel purchased or acquired by the Borrower in its separate fuel procurement and inventory activities, unless such fuel (1) was acquired either (x) in exchange for oil or gas produced from the Borrower's oil and gas exploration and development program or (y) with proceeds from the sale of oil and gas produced from the Borrower's oil and gas exploration and development program or (2) is to be delivered to NEP in lieu of fuel which would otherwise have been acquired in exchange for, or purchased with proceeds from the sale of, oil and gas produced from the Borrower's oil and gas exploration and development program, the phrases "fuel procurement and inventory activities" and "oil and gas produced from the Borrower's oil and gas exploration and development program" being used with the meanings given them in the 1978 SEC Order.

          "Loan Agreement" means that certain Loan Agreement dated July 19, 1978, between the Borrower and NEES, as amended by Amendment No. 1 thereto dated as of July 26, 1979, Amendment No. 2 thereto dated as of August 26, 1981, Amendment No. 3 thereto dated as of March 26, 1985, Amendment No. 4 thereto dated as of April 28, 1989, Amendment No. 5 thereto dated as of June 1, 1990, and Amendment No. 6 thereto in substantially the form of Exhibit 1.01E hereto, and the subordinated promissory notes issued thereunder.

          "Loan Documents" means this Agreement, the Notes, the Collateral Assignments and the Acknowledgments.

          "Majority Banks" means at any time Banks that, in the aggregate, meet the following two criteria: (a) represent at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to Banks and (b) represent at least 66-2/3% of the Percentages. Determination of the Majority Banks (and of Banks satisfying criteria (a) or (b) above for any other purpose hereunder) shall be made by the Agent and shall be conclusive and binding absent manifest error.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any person or entity or any ERISA Affiliate of such person or entity is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which any person or entity or any ERISA Affiliate of such person or entity and more than one employer, other than such person or entity or ERISA Affiliate of such person or entity, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any person or entity or any ERISA Affiliate of such person or entity made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "NEES" means New England Electric System, a
     Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts.

          "NEES Acknowledgment" means an Acknowledgment and Consent of NEES, in substantially the form of Exhibit 1.01F hereto.

          "NEES Assignment" means an Assignment of the Capital
     Funds Agreement and the Loan Agreement in substantially the form of Exhibit 1.01G hereto.

          "NEP" means New England Power Company, a Massachusetts corporation.

          "NEP Acknowledgment" means an Acknowledgment and Consent of NEP, in substantially the form of Exhibit 1.01H hereto.

          "NEP Assignment" means an Assignment of the Fuel
     Purchase Contract in substantially the form of Exhibit 1.01I hereto.

          "1978 SEC Order" means that certain order of the SEC, In the Matter of New England Electric System, New England Energy Incorporated (File No. 70-5543) dated July 19, 1978 (Public Utility Holding Company Act of 1935 Release No. 20632).

          "1985 SEC Order" means that certain order of the SEC, In the Matter of New England Energy Incorporated, New
     England Power Company, New England Electric System (File No. 70-6958) dated October 22 1985 (Public Utility Holding Company Act of 1935 Release No. 35-23873).

          "1995 SEC Order" means that certain order of the SEC, In the Matter of New England Energy Incorporated et al.
     (File No. 70-8571) dated April 7, 1995 (Public Utility
     Holding Company Act of 1935 Release No. 35-26268).

          "Note" means a Committed Note, a CMA Competitive Note or a FPC Competitive Note.

          "Notice of Committed Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Conversion" has the meaning specified in
     Section 2.02(b).

          "Partnership Agreement" means that certain Amended and Restated Partnership Agreement dated February 5, 1985, but effective October 30, 1974, between Samedan and the Borrower, as amended on January 14, 1992.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Percentage" means, for each Bank, the percentage set forth opposite such Bank's name on the signature pages hereto, as supplemented from time to time in accordance with
     Section 8.07.

          "Permitted Investments" means each and any of the following so long as no such Permitted Investment shall have a final maturity later than 12 months from the date of investment therein and all such Permitted Investments, collectively, shall have a dollar-weighted average maturity no later than six months from any date of determination:

                 (i) direct obligations of the United States of America, or obligations guaranteed as to principal and interest by the United States of America;

                 (ii) certificates of deposit, eurodollar certificates of deposit or bankers' acceptances issued, or time deposits held, or investment contracts guaranteed, by (A) any Bank; or (B) any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof, or of any other country which is a member of the Organization for Economic Cooperation and Development (or a political subdivision of any such country) having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

                 (iii) obligations with the Agent or any other bank or trust company described in clause (ii), above, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the Agent or such other bank or trust company;

                 (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper); and

                 (v) obligations of NEES or any affiliate of NEES held or maintained in accordance with the intercompany lending arrangement among NEES and its subsidiaries, as such arrangement may be amended from time to time, as approved by the SEC.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means any ERISA Plan, Multiemployer Plan or
     Multiple Employer Plan.

          "Post-1983 Hydrocarbon Properties" means the interests
     (either direct or indirect) of the Borrower in Hydrocarbons prior to severance in the prospect known as Whitehouse Dome, Prospect No. 42860, located in Smith County, Texas.

          "Prohibited Transaction" means any prohibited transaction under Section 406 of ERISA.

          "Proved and Probable Reserves means the interest of the Borrower in estimated quantities of Hydrocarbons from Hydrocarbon Properties (i) which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs and with existing equipment and operating methods as of the date of any such determination and (ii) which are supported by favorable engineering and geological data, but which are subject to some element of risk which prevents classification in (i) above.

          "Reference Banks" means The First National Bank of
     Boston and Credit Suisse.

          "Register" has the meaning specified in Section
     8.07(c).

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "Request for Competitive Borrowing" has the meaning specified in Section 2.03.

          "Reserves" means the total of Proved and Probable
     Reserves.

          "Rule 24 Report" means a quarterly report filed by the Borrower with the SEC pursuant to the Public Utilities Holding Company Act of 1935 as required by the 1978 SEC Order. If at any time the Rule 24 Report ceases to be required in substantially the form now in effect, this term shall refer to a quarterly report provided and certified by the Borrower to the Banks and the Agent in substantially the form presently in effect, plus any comparable or substitute reports then being filed by or in respect of the Borrower with the SEC.

          "Samedan" means Samedan Oil Corporation, a Delaware corporation.

          "Samedan-NEEI" means the partnership between Samedan and the Borrower formed pursuant to the Partnership
     Agreement.

          "S&P" means Standard & Poor's Ratings Group or any successor thereto.

          "SEC" means the U.S. Securities and Exchange Commission or any successor authority charged with the regulation of the Borrower under applicable law.

          "Senior Debt" means, as of any date upon which such determination is to be made, all Indebtedness under this Agreement and under the Notes (including any extensions, renewals and refundings thereof, whether or not the principal amount is increased), and any other note or notes issued under this Agreement or any other agreement among the Borrower, the Banks and the Agent, and all other Indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services which is not Subordinated Debt.

          "Subordinated Debt" means the Indebtedness of the Borrower evidenced by the subordinated promissory notes issued to NEES pursuant to the Loan Agreement, which Indebtedness is subordinate and junior in right of payment to Senior Debt on substantially the terms set forth in
     Exhibit 1.01J hereto, and other Indebtedness of the Borrower which is expressly made subordinate and junior in right of payment to Senior Debt on the terms set forth in
     Exhibit 1.01J hereto.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which 50% or more of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes shall or might have voting power upon the occurrence of any contingency) or
     (ii) other comparable equity interests, is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "Termination Date" means the earlier of (i) the final
     Amortization Date or (ii) the date of termination in whole of the Commitments pursuant to Section 2.06 or Article VI hereof.

          "Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which the Borrower was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or to appoint a trustee to administer any Plan.

     SECTION 1.02  Computation of Time Periods.  In this
Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", unless otherwise expressly provided.

     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(q).


                            ARTICLE II
                COMMITTED AND COMPETITIVE ADVANCES

     SECTION 2.01 The Commitment. (a) Each Bank severally agrees, on the terms and conditions contained herein, to make, prior to the CMA Conversion Date, FPC Committed Advances and, on and after the CMA Conversion Date, CMA Committed Advances, to the Borrower from time to time, on any Business Day from the date hereof until the Termination Date, in an aggregate outstanding principal amount not to exceed at any time such Bank's Percentage of the Commitment less the Commitment Reduction Amount or such lesser amount as is provided in paragraphs (b) and (c) of this
Section 2.01.

     (b) Notwithstanding any provision to the contrary contained herein, the Borrower shall not be permitted to request or receive any FPC Borrowing hereunder (whether a Committed Borrowing or a Competitive Borrowing) to be made on any day unless (i) such receipt is prior to the CMA Conversion Date and (ii) after giving effect to any and all prepayments and repayments made, and Advances requested to be made, on such day, the aggregate outstanding principal amount of all FPC Advances shall be not greater than the FPC Borrowing Base on such day.

     (c) Notwithstanding any provisions to the contrary contained herein, the Borrower shall not be permitted to request or receive any CMA Borrowing hereunder (whether a Committed Borrowing or a Competitive Borrowing) to be made on any day unless (i) such receipt is on or after the CMA Conversion Date and (ii) after giving effect to any and all prepayments and repayments made, and Advances requested to be made, on such day, the aggregate outstanding principal amount of all CMA Advances shall be not greater than the CMA Borrowing Base on such day.

     (d) Under no circumstances shall the Borrower be permitted to request or receive Advances hereunder (whether Committed Advances or Competitive Advances) on any day unless, after giving effect to any and all prepayments and repayments made, and Advances requested to be made, on such day, the aggregate outstanding principal amount of all Advances shall be not greater than the Commitment on such day.

     (e) Within the limits of this Section 2.01 and the other terms and conditions of this Agreement, the Borrower may from time to time borrow under Sections 2.02 and 2.03 hereof, repay pursuant to Section 2.07 hereof or prepay pursuant to Section
2.11 hereof, and reborrow under said Sections 2.02 and 2.03.

     SECTION 2.02 The Committed Advances. (a) Notice of Committed Advances. Each Committed Borrowing shall be made on notice, given (x) in the case of a Borrowing consisting of Base Rate Advances, not later than 12:00 noon (New York City time) on the Business Day prior to the date of the proposed Borrowing and
(y) in the case of a Borrowing consisting of Eurodollar Rate Advances, not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Committed Borrowing, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof. Each such notice of a Committed Borrowing (a "Notice of Committed Borrowing") shall be in substantially the form of Exhibit 2.02(a) hereto, specifying therein the requested date of such Committed Borrowing, Type of Committed Advances comprising such Committed Borrowing, aggregate amount of such Committed Borrowing and Interest Period for each such Committed Advance.

     (b) Conversion of Committed Advances. So long as no Event of Default shall have occurred and be continuing, the Borrower may from time to time elect to Convert one or more Committed Advances of any Type to one or more Committed Advances of the same or any other Type on the following terms and subject to the following conditions:

          (i) Each such Conversion shall be made as to all Advances comprising a single Committed Borrowing, on notice given not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion by the Borrower to the Agent, who shall give to each Bank prompt notice thereof. Each such notice of Conversion (a "Notice of Conversion") shall be in substantially the form of Exhibit 2.02(b) hereto, specifying therein the requested (v) date of such Conversion, (w) Type of, and Interest Period applicable to, the Advances proposed to be Converted, (x) except in the case of a Conversion described in subsection (iii) below, Type of Advances to which such Advances are proposed to be Converted, (y) except in the case of a Conversion to Base Rate Advances, initial Interest Period to be applicable to the Advances resulting from such Conversion and (z) aggregate principal amount of Advances proposed to be Converted. No Conversion may be requested by the Borrower hereunder unless made in compliance with subsections (c) and (d) below.

          (ii)   The Borrower may not select an Interest Period
of greater than one month in the case of Conversions to Eurodollar Rate Advances during the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

          (iii) If no Notice of Conversion in respect of a Committed Advance is received by the Agent as provided in subsection (i) above with respect to any Eurodollar Rate Advance, the Agent shall treat such absence of notice as a deemed Notice of Conversion providing for each such Advance to be Converted into a Base Rate Advance on the last day of the Interest Period then in effect for such Advance.

     (c)  Other Terms Relating to the Making and Conversion of
Committed Advances. Notwithstanding anything in subsections (a) or (b) above to the contrary:

          (i)    Each Borrowing shall be in an aggregate
principal        amount of not less than $10,000,000 or an
                 integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Commitments less the Commitment Reduction Amount on such date, after giving effect to all other
                 Committed Borrowings and Conversions to be made on such date;

          (ii)   the Borrower may not select Eurodollar Rate
     Advances for any Committed Borrowing if the aggregate amount of such Committed Borrowing is less than $10,000,000;

          (iii) if any Bank shall, at least four Business Days before the date of any requested Committed Borrowing, notify the Agent that the introduction of or any change in or in the interpretation or administration of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the right of the Borrower to select Eurodollar Rate Advances for such Committed Borrowing or any subsequent Committed Borrowing shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist or such Bank shall no longer be a Bank pursuant to the terms of Section 8.07, and each Committed Advance comprising such Committed Borrowing shall be a Base Rate Advance; provided, however, that no Bank which has notified the Agent pursuant to this subparagraph may make any demand pursuant to Section 8.04(b) in connection with a payment of principal made other than on the last day of an Interest Period due to a related suspension;

          (iv) if neither Reference Bank furnishes timely information to the Agent for determining the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Committed Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Committed Borrowing or any subsequent Committed Borrowing shall be suspended (and the Agent shall give prompt notice of such suspension to the Borrower) until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Committed Advance comprising such Committed Borrowing shall be a Base Rate Advance; provided, however, that no Reference Bank which has failed to furnish timely information to the Agent as described in this subparagraph may make any demand pursuant to Section 8.04(b) in connection with a payment of principal made other than on the last day of an Interest Period due to a related suspension;

          (v) if the Majority Banks shall, at least one Business Day before the date of any requested Committed
          Borrowing, notify the Agent that the Eurodollar Rate for such Committed Borrowing will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurodollar Rate Advances for such Committed Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Committed Borrowing or any subsequent Committed Borrowing shall be suspended (and the Agent shall give prompt notice of such suspension to the Borrower) until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Committed Advance comprising such Committed Borrowing shall be a Base Rate Advance; provided, however, that no Bank which has notified the Agent pursuant to this subparagraph may make any demand pursuant to Section 8.04(b) in connection with a payment of principal made other than on the last day of an Interest Period due to a related suspension; and

          (vi) in the event of any suspension pursuant to subparagraphs (iv) or (v) above of a Type of Advance, upon the written request of the Borrower to the Agent, the Borrower and the Agent shall enter into negotiations (which the Agent shall not be obliged to continue for a period of more than 60 days) in good faith with a view to agreeing to an alternate basis acceptable to the Borrower and the Banks for determining a rate of interest applicable to future Advances of such Type. Any such alternate basis shall be incorporated into this Agreement by appropriate amendment hereto agreed to by all the Banks.

     (d) Irrevocable Notices and Indemnification. Each Notice of Committed Borrowing and Notice of Conversion for Eurodollar Rate Advances shall be irrevocable and binding on the Borrower unless, pursuant to subparagraphs (iii), (iv) or (v) of Section 2.02(c), the right of the Borrower to select such Type of Advance is suspended. In the case of any Committed Borrowing which the related Notice of Committed Borrowing or Notice of Conversion (as the case may be) specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Committed Borrowing or Notice of Conversion (as the case may be) for such Committed Borrowing the applicable conditions set forth in Article III and Section 2.02(b), including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund that Bank's Percentage of the Committed Advance to be made or Converted by such Bank as part of such Committed Borrowing when such Committed Advance, as a result of such failure, is not made or Converted (as the case may be) on such date.

     SECTION 2.03 The Competitive Advances. Each Bank severally agrees that, subject to Section 2.01 hereof, the Borrower may request Competitive Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below.

      (i) The Borrower may request a Competitive Borrowing under this Section 2.03 by delivering to the Agent a request for a Competitive Borrowing (a "Request for Competitive Borrowing"), in substantially the form of Exhibit 2.03 hereto, specifying (A) the date and aggregate amount (which shall be no less than $10,000,000) of the proposed Competitive Borrowing, (B) the Interest Period for the Advances comprising such proposed Competitive Borrowing, (C) the interest payment date or dates relating thereto, (D) the basis to be used by the Banks in determining the rates of interest to be offered by them and (E) any other terms to be applicable to such Competitive Borrowing. Such Request for Competitive Borrowing shall be delivered to the Agent not later than 10:00 A.M. (New York City time) at least four Business Days prior to the proposed Competitive Borrowing. The Agent shall in turn promptly notify each Bank of each Request for Competitive Borrowing received by it from the Borrower by sending such Bank a copy of such Request for Competitive Borrowing.

      (ii) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Advances to the Borrower as part of such proposed Competitive Borrowing at such rate or rates of interest or such margin or margins over a rate of interest and in such amount or amounts as may be specified by such Bank in its sole discretion, by notifying the Agent before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Borrowing (and the Agent shall notify the Borrower on or before 10:30 A.M. (New York City time) on the date of such notification of any offers to make Competitive Advances of which it has received notice before 10:00 A.M. (New York City time) on such date) of the minimum amount and maximum amount of each Competitive Advance which such Bank would be willing to make as part of such proposed Competitive Borrowing (which amounts may, subject to the provisions of Section 2.01 hereof, exceed such Bank's Percentage of the Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such Competitive Advance; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer pursuant to a Notice of Competitive Borrowing, it shall notify the Borrower of such offer before 9:30 A.M. (New York City time) on the date otherwise provided above for offers to be made by the Banks. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent before 10:00 A.M. (New York City time) on the date otherwise provided above for offers to be made by the Banks, and such Bank shall not be obligated to, and shall not, make any Competitive Advance as part of such Competitive Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Advance as part of such proposed Competitive Borrowing.

      (iii)  The Borrower shall, in turn, before 11:00 A.M. (New
     York City time) three Business Days before the date of such proposed Competitive Borrowing, either

      (A) cancel such Competitive Borrowing by giving the Agent notice to that effect, or

      (B) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bank for such Competitive Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such Competitive Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided, however, that the Borrower shall not accept an offer made at a particular rate of interest or with a particular margin over a rate of interest if it has rejected an offer made at a lower rate of interest or with a lower margin over a rate of interest, as the case may be; and provided further that if two or more Banks make offers at identical rates of interest or at identical margins over a rate of interest and the Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Banks, the Borrower shall accept offers from all of such Banks in amounts allocated among them pro rata according to the amounts offered by such Banks; and provided further that the Borrower may only accept offers to make Competitive Advances in an aggregate amount less than that set forth in the Notice of Competitive Borrowing if, and only if, the Borrower makes a Committed Borrowing on the same date as the Competitive Borrowing in an amount such that the aggregate amount of the Competitive Advances and Committed Advances made on the same day equals at least the amount requested by the Borrower in the Notice of Competitive Borrowing. Notwithstanding anything to the contrary in this Section 2.03(iii) (B), the amount of a Competitive Advance to be made by any Bank may be rounded to the nearest $100,000 in the sole discretion of the Agent.

      (iv) If the Borrower notifies the Agent that such Competitive Borrowing is canceled pursuant to paragraph
     (iii)(A) above, the Agent shall give prompt notice thereof to the Banks and such Competitive Borrowing shall not be made.

      (v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(B) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such Competitive Borrowing and whether or not any offer made by such Bank pursuant to paragraph (ii) above has been accepted by the Borrower, (B) each Bank that is to make a Competitive Advance as part of such Competitive Borrowing of the amount of each Competitive Advance to be made by such Bank as part of such Competitive Borrowing and (C) each Bank that is to make a Competitive Advance as part of such Competitive Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Promptly after each Competitive Borrowing the Agent will notify each Bank of the amount of the Competitive Borrowing, the consequent Commitment Reduction Amount and the dates upon which such Commitment Reduction Amount commenced and will terminate.

     SECTION 2.04 Making of Advances. (a) Each Bank shall, before 12:00 noon (New York City time) on the date of each Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Bank's portion of such Borrowing. Committed Advances shall be made by the Banks pro rata and Competitive Advances shall be made by the Bank or Banks whose competitive bids therefor have been accepted by the Borrower pursuant to Section 2.03(iii)(B) in the amounts so accepted. If the Agent has received all such funds and all of the applicable conditions set forth in Articles II and III have been fulfilled, the Agent will promptly make such funds available to the Borrower at the Agent's aforesaid address.

     (b) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.04, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

     (c) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

     SECTION 2.05. Fees. (a) Facility Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with each Bank's Percentage, a facility fee on the average daily total amount of the Commitment (regardless of utilization) from the date hereof until the Termination Date, payable on the last Business Day of each March, June, September and December during the term of the Commitment (commencing on the Closing Date), and on the Termination Date, at the rate per annum specified below under the column corresponding to the lowest rating assigned from time to time by Moody's or S&P (i) to the senior secured long-term public debt of NEP or (ii) if the CMA Conversion Date has occurred and NEES has issued senior long-term debt, to such debt:

     S&P       AA+ or    AA or     A or      BBB or      BBB- or
               higher    higher    higher    higher      lower

     Moody's   Aa1 or    Aa2 or    A2 or     Baa2 or     Baa3 or
               higher    higher    higher    higher      lower

               .07%      .08%      .09%      .115%       .175%


     (b) Other Fees. The Borrower shall pay to the Agent fees as provided in a letter between the Borrower and the Agent.

     SECTION 2.06 Reduction of the Commitment. (a) Mandatory. Subject to Section 2.18 below, on each Amortization Date the Commitment shall automatically reduce if and to the extent necessary so that, on and after such date, the Commitment shall be no greater than the respective amount set forth below opposite such date:

          Amortization Date
             Occurring In:         Commitment
          _________________        __________

               1996                $195,000,000

               1997                $165,000,000

               1998                $135,000,000

               1999                $105,000,000

               2000                $ 75,000,000

               2001                $ 45,000,000

               2002                $    - 0 - ;

provided, however, that on the Termination Date the Commitment shall be reduced to zero and terminated.

     (b) Optional. The Borrower shall have the right, upon at least 30 days prior written notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitment, provided that the Commitment shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding and provided, further, that each partial reduction shall be in the aggregate amount of $10,000,000 or a greater integral multiple of $1,000,000 and payment shall be made on the effective date of such termination or reduction for accrued but unpaid facility fees on the amount terminated or reduced, to the date on which such termination or reduction is effective, together with payment for all reasonable out-of-pocket costs and expenses described in Section 8.04 incurred by or for the account of the Agent on or before the date on which such termination or reduction is effective and then determinable and unpaid. Any portion of the Commitment that is terminated or reduced under this Section 2.06(b) cannot be reinstated.

     SECTION 2.07. Repayment of Advances. The Borrower shall repay the principal amount of each Committed Advance made by each Bank on the Termination Date. The Borrower shall repay the principal amount of each Competitive Advance on the last day of the Interest Period for such Advance.

     SECTION 2.08.  Interest.   The Borrower shall pay interest
on the unpaid principal amount of each Advance made by each Bank, from the date of such Advance until such amount becomes due, at the Applicable Rate for such Advance, payable as follows:

          (i) in the case of Base Rate Advances, on the last day of each March, June, September and December;

          (ii) in the case of Eurodollar Rate Advances, on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, on the day of each third month during such Interest Period corresponding to the day on which such Advance was made; and iii) in the case of Competitive Advances, as provided in the Request for Competitive Borrowing relating thereto.

     (b) The Borrower shall pay interest on demand on any amount hereunder or under the Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) from the day when due until the last day of any applicable Interest Period therefor, at an interest rate equal to 2% per annum above the Applicable Rate therefor, and thereafter, and in all other cases, at a fluctuating interest rate per annum equal at all times to 2% per annum above the Applicable Rate from time to time in effect with respect to Base Rate Advances.

     SECTION 2.09. Additional Interest on Eurodollar Rate Advances. (a) The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Committed Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting the Eurodollar Rate for the Interest Period for such Advance from the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified by certificate from such Bank to the Borrower and the Agent.

     (b) Any Bank claiming any increased costs pursuant to subsection (a) of this Section 2.09 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office so as to eliminate or reduce the amount of any such costs or additional amounts which may thereafter accrue; provided that no such change shall be made if, in the sole discretion of such Bank, such change would be disadvantageous to such Bank. Without limitation of the foregoing, any such change shall be deemed to be disadvantageous to any Bank if it would require such Bank to incur any unreimbursed out-of-pocket costs or expenses.

     SECTION 2.10.  Interest Rate Determination.   Each Reference
Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If one Reference Bank shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank.

     (b) The Agent shall give prompt notice to the Borrower and the Banks of the Applicable Rate determined by the Agent with respect to each Borrowing, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the Eurodollar Rate (if applicable).

     SECTION 2.11.  Prepayments of Advances.  (a)  General.  The
Borrower shall have no right to prepay any principal amount of any Advances other than as provided in this Section 2.11.

     (b) Committed Advances. The Borrower may, upon at least three days' (in the case of Base Rate Advances) and five days' (in the case of Eurodollar Rate Advances) notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts payable, if any, in respect of such prepayment pursuant to
Section 8.04(b) hereof; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000.

     (c) Competitive Advances. Except as provided in Sections 2.11(d) and 2.16(c) the Borrower shall have no right to prepay any principal amount of any Competitive Advance unless, and then only on the terms, specified by the Borrower in the Request for Competitive Borrowing relating thereto.

     (d)  Mandatory.  If, on any day:

          (i) the aggregate outstanding principal amount of the Advances shall exceed the Commitment,

          (ii) the aggregate amount of CMA Advances shall exceed the CMA Borrowing Base, or

          (iii) the aggregate amount of FPC Advances shall exceed the FPC Borrowing Base,

then, the Borrower shall forthwith prepay outstanding Advances (ratably among all such Advances comprising a single Borrowing), interest thereon and amounts payable, if any, pursuant to
Section 8.04(b) on such date in accordance with paragraphs (b) and (c) above (but without regard to the requirement for prior notice set forth therein), such that, after giving effect to such prepayment, there shall be no such excess. In making such prepayments, the Borrower shall select among Advances in the following priority:

          first, to prepayment of Committed Borrowings consisting of Base Rate Advances,

          second, to other Committed Borrowings, and

          third, to Competitive Borrowings;

provided, that in the case of any such prepayment described in second and third above and permitted under paragraphs (b) and (c) of this Section 2.11, the Borrower may (and in the case of any such prepayment described in third above that would contravene paragraph (c) of this Section 2.11, the Borrower shall) instead elect to deposit with the Agent the full amount of principal to so be prepaid, to be held by the Agent in an interest-bearing account as cash collateral securing the obligations of the Borrower hereunder and applied by the Agent, without any requirement for, and notwithstanding, any further instructions or directions from the Borrower, to the repayment of Committed Borrowings (ratably among all Advances comprising such Committed Borrowing) and Competitive Borrowings (ratably among all Advances comprising such Competitive Borrowing) at the end of their respective Interest Periods in the order of their respective maturities. Interest accrued on such cash collateral account shall be applied to the obligations of the Borrower hereunder, or remitted to the Borrower upon application of all such principal in accordance with this Section, as the Agent may decide in its sole discretion.

     (e) Payments Under Capital Maintenance Agreement. If on any day occurring on or after the CMA Conversion Date, NEES is required pursuant to Sections 1(a) or (b) of the Capital Maintenance Agreement to make an "Investment" (as defined in the Capital Maintenance Agreement) in the Borrower or is required to make a payment to the Agent pursuant to Section 7(b) of the Capital Maintenance Agreement, then all such amounts shall forthwith be applied to prepay outstanding CMA Advances (ratably among all such Advances comprising a single CMA Borrowing), interest thereon and amounts payable, if any, pursuant to Section 8.04(b) on such date in accordance with paragraphs (b) and (c) above (but without regard to the requirement for prior notice set forth therein). In making such prepayments, such amounts shall be applied:

          first, to prepayment of CMA Committed Borrowings consisting of Base Rate Advances,

          second, to other CMA Committed Borrowings, and

          third, to CMA Competitive Borrowings;

provided, that in the case of any such prepayment described in second and third above and permitted under paragraphs (b) and (c) of this Section 2.11, the Borrower may (and in the case of any such prepayment described in third above that would contravene paragraph (c) of this Section 2.11, the Borrower shall) instead elect to deposit with the Agent the full amount of principal to so be prepaid, to be held by the Agent in an interest-bearing account as cash collateral securing the obligations of the Borrower hereunder and applied by the Agent, without any requirement for, and notwithstanding, any further instructions or directions from the Borrower, to the repayment of CMA Committed Borrowings (ratably among all Advances comprising such CMA Committed Borrowings) and CMA Competitive Borrowings (ratably among all Advances comprising such CMA Competitive Borrowings) at the end of their respective Interest Periods in the order of their respective maturities. Interest accrued on such cash collateral account shall be applied to the obligations of the Borrower hereunder, or remitted to the Borrower upon application of all such principal in accordance with this Section, as the Agent may decide in its sole discretion.

     SECTION 2.12. Increased Costs; Capital. (a) If, due to either the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 (or, in the case of Sections 2.09 and 2.12 hereof, directly to the Bank demanding payment, in accordance with such demand) in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Bank Assignment and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Bank Assignment, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Bank Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due hereunder or under any Note held by such Bank in accordance with the first sentence of paragraph (a) above, to charge from time to time against any or all of the Borrower's accounts with such Bank or any of such Bank's affiliates any amount so due.

     (c) All computations of interest based on the Alternate Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and fees shall be made by the Agent, or in the case of Section 2.09 by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.09, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Agent each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.14. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Committed Advances made by it (other than pursuant to Sections 2.09, 2.12, 2.16(c) or 2.17) in excess of its Percentage of payments on account of the Committed Advances obtained by all the Banks, then such Bank shall forthwith purchase from the other Banks through the Agent such participations in the Committed Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of the amount of such Bank's required repayment to the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.15. Use of Proceeds. The Borrower shall use the proceeds of the Borrowings to repay Indebtedness of the Borrower incurred under the Existing Agreement, to finance the Borrower's share of the costs and expenses (including financing costs and taxes) incurred or to be incurred in connection with the exploration and development of Hydrocarbon Properties and the production, refining and transportation of Hydrocarbons therefrom, or for any other purpose not inconsistent with the agreements of the Borrower made herein.

     SECTION 2.16.  Termination of Fuel Purchase Contract.

     (a) The Borrower shall have the right to terminate the Fuel Purchase Contract in accordance with this Section 2.16 and the 1985 SEC Order. No less than three calendar months nor more than four calendar months before the effective date of termination of the Fuel Purchase Contract, the Borrower shall give written notice thereof (which shall be irrevocable when made) to the Agent and the Banks stating the effective date of such termination. The Borrower shall also furnish to the Agent and each Bank, concurrent with the giving of notice to the SEC of such termination, a copy of such notice.

     (b) On the date of termination of the Fuel Purchase Contract, whether by the Borrower or otherwise, automatically and without any further action on the part of the Borrower, any Bank or the Agent, all FPC Committed Advances shall convert into CMA Committed Advances of the same Type and Interest Period (without any amount being payable under Section 8.04(b)) and the FPC Borrowing Base shall be reduced to zero.

     (c) Any Bank which has any FPC Competitive Advances that would otherwise be outstanding on the effective date of termination of the Fuel Purchase Contract may, by written notice to the Agent and the Borrower not later than five days prior to such effective date (which notice shall be irrevocable and binding upon such Bank and the Borrower), demand that all or part of such FPC Competitive Advances be prepaid on such effective date, together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts payable, if any, in respect of such prepayment pursuant to
Section 8.04(b) and if such notice is given, all such amounts shall be and become forthwith due and payable on such effective date. If a Bank shall not so notify the Agent and the Borrower, such Bank's FPC Competitive Advances shall automatically and without any further action on the part of the Borrower, such Bank or the Agent convert into CMA Competitive Advances (without any amount being payable under Section 8.04(b)) on such effective date.

     SECTION 2.17.  Taxes.   The Borrower will pay to the Agent
(in accordance with Section 2.13) and to each Bank (in accordance with Section 2.12) amounts of principal, interest, fees and other amounts payable hereunder and under the Notes free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes imposed on such Bank by the United States or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Borrower shall make such deductions and the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower will pay any stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing, registration, performance and enforcement of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder and thereunder, Taxes specified in subsection (a) above and taxes of all jurisdictions with respect to any amounts paid under this subsection (b). If any of the Taxes specified in subsection (a) above or the taxes mentioned in this subsection (b) are paid by any Bank, such Bank will promptly notify the Borrower (with a copy of such notice to the Agent) and the Borrower will, within 30 days of the issuance of such notice, indemnify such Bank for such payments, together with any interest, penalties and expenses in connection therewith, plus interest thereon at the Eurodollar Rate then in effect hereunder. A certificate in reasonable detail as to the amount of any such Taxes or taxes, submitted to the Borrower and the Agent, shall be conclusive as to the amount thereof.

     (c) The Borrower will indemnify and save harmless each Bank and the Agent for the full amount of Taxes and other taxes described in subsections (a) or (b) above (including, without limitation, any Taxes or other taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or the

Agent (as the case may be) and any and all liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or other taxes were correctly or legally asserted. All payments hereunder shall be made within 30 days from the date a Bank or the Agent (as the case may be) makes written demand therefor. Each Bank and the Agent agrees that, to the extent permitted by law and not disadvantageous to such Bank or the Agent, the Borrower shall be subrogated to any rights that such Bank or the Agent may have to seek the return or reduction of such Taxes or other taxes after payment thereof by such Bank or the Agent and after payment by the Borrower of its indemnification obligations hereunder in respect thereof.

     (d) It is understood and agreed that, if the Borrower is required to pay a particular amount both under the terms of
Section 2.12 and under the terms of this Section, the Borrower shall not be required to make a double payment of such amount.

     (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrower and the Agent duly completed copies of such form or forms prescribed by the Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code. Each Bank that has delivered or hereafter delivers to the Borrower and the Agent the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Bank represents and warrants that each such form supplied by it to the Borrower and the Agent pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 2.18. Extension of Termination Date. (a) Unless the Commitment shall have terminated pursuant to the terms hereof, the Borrower may make an irrevocable written request to the Agent, at least 60 days but not more than 90 days prior to the sixth anniversary of the Closing Date, to extend the Termination Date for one year. If the Borrower shall make such irrevocable request, the Agent shall promptly forward such request to each Bank and shall, no later than 45 days following the date on which the Agent shall have received such request, notify the Borrower in writing whether or not the Banks consent to such request and, if the Banks so consent, any conditions of such consent (including conditions relating to legal documentation). The granting of any such consent shall be in the sole and absolute discretion of each Bank, and if the Agent shall not so notify the Borrower, the Banks shall be deemed not to have consented to such request. It is agreed that the Agent shall not consent to any such extension unless each Bank shall have confirmed in writing to the Agent its agreement to such extension and to the terms and conditions thereof.

     (b) If all of the Banks agree to the extension described in subsection (a) above, notwithstanding any provision to the contrary contained in Section 2.06 hereof, the Commitment shall automatically reduce, if and to the extent necessary, so that on and after (i) the Amortization Date occurring in 2002, the Commitment shall be no greater than $22,500,000 and (ii) the Amortization Date occurring in 2003, the Commitment shall be zero; provided, however, that on the Termination Date, the Commitment shall be reduced to zero and terminated.


                           ARTICLE III
                      CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to the Initial Advances. The obligation of each Bank to make its initial Advance is subject to the conditions precedent that the Borrower shall have paid all fees then payable under Section 2.05 hereof, the Borrower shall have terminated, and paid all amounts outstanding under, the Existing Agreement (or shall have provided for such payment from the proceeds of the initial Advances made hereunder) and the Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

     (a) The Notes payable to the order of the Banks, respectively.

     (b)  The NEES Acknowledgment and the NEP Acknowledgment;

     (c)  The Collateral Assignments, together with,

               (i) acknowledgment copies, dated not earlier than seven days before the Closing Date, of proper financing statements, duly filed on or before the effective date hereof under the Uniform Commercial Code of the Commonwealth of Massachusetts and such other jurisdictions as the Agent may request, in respect of the Collateral described in the Collateral Assignments; and

               (ii) completed requests for information, dated on or before the effective date hereof, as to effective financing statements filed in the jurisdictions referred to in clause (i) above, together with copies of such financing statements.

     (d) A certified copy of the Partnership Agreement, together with a true and complete list of the material creditors of Samedan-NEEI as of a date not earlier than 60 days before the Closing Date.

     (e) Certified copies of each of the Ancillary Agreements, each of which shall have been amended so that such agreements reflect this Agreement and so that none of such agreements shall terminate (other than the Fuel Purchase Contract, in accordance with Section 5.02(d) hereof), expire or be cancelable without the consent of the Banks before the date on which the Notes are paid in full and no Bank has any commitment to lend hereunder.

     (f)  Certified copies of  the 1978 SEC Order,  the 1985 SEC
Order,  the FERC Settlement and  the 1995 SEC Order.

     (g) Certified copies of the resolutions of the Boards of Directors of the Borrower, NEP and NEES evidencing approval of the Loan Documents to which each is or is to be a party, and the other matters contemplated hereby, and certified copies of all documents evidencing other necessary corporate action, if any, with respect to the Loan Documents and the Ancillary Agreements.

     (h) Signed copies of certificates of the Clerk or an Assistant Clerk of the Borrower, NEP and NEES which shall certify the names of the respective officers of the Borrower, NEP and NEES authorized to sign each of the Loan Documents to which it is or is to be a party and the other documents or certificates to be delivered pursuant to the Loan Documents by the Borrower, NEP or NEES or any of their respective officers, together with the true signatures of such officers. The Agent and the Banks may conclusively rely on each such certificate until it shall receive a further certificate of the Clerk or an Assistant Clerk of the Borrower, NEP and NEES canceling or amending the prior certificate of such company and submitting the signatures of the officers named in such further certificate.

          (i) A certificate of a duly authorized officer of the Borrower stating that (i) the representations and warranties contained in Section 4.01 hereof and Section 4 of each Collateral Assignment are correct on and as of the Closing Date before and after giving effect to the initial Advances to be made on such date and the application of proceeds thereof, as though made on and as of such date, (ii) no event has occurred and is continuing, or would result from such initial Advances or the application of proceeds thereof which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both and (iii) the requirements of Section 2.01 hereof have been satisfied with respect to such initial Advances.

     (j) A certified copy of a letter substantially in the form of the letter attached hereto as Exhibit 3.01(j), executed by all the parties thereto.

     (k)  A favorable opinion of Kirk L. Ramsauer, Esq.,
Assistant General Counsel for the Borrower, NEP and NEES, in substantially the form attached hereto as Exhibit 3.01(k) and as to such other matters as any Bank through the Agent may reasonably request.

     (l)  A favorable opinion of King & Spalding, special New
York counsel for the Agent, in substantially the form attached hereto as Exhibit 3.01(l).

     SECTION 3.02. Conditions Precedent to Each Advance. The obligation of each Bank to make any Advance (other than its initial Committed Advance on the Closing Date and other than with respect to a Conversion) hereunder shall be subject to the further conditions precedent that on the date of such Advance:

     (a) the following statements shall be true (and each of the giving of the applicable notice or request with respect to such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

          (i)  The representations and warranties contained in
     Section 4.01 and in Section 4 of each Collateral Assignment are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties relate solely and expressly to an earlier date,

          (ii) No event has occurred and is continuing, or wouldresult from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

          (iii) The corresponding requirements of Section 2.01 hereof have been satisfied in respect of such proposed
     Advance.

     (b) if applicable, the Agent shall have received from the Borrower a certificate indicating any material reductions (other than reductions resulting from amortization) that have occurred in the amount of (i) in the case of a FPC Committed Borrowing or FPC Competitive Borrowing, FPC Recapturable Costs or (ii) in the case of a CMA Committed Borrowing or CMA Competitive Borrowing, CMA Recapturable Costs, since the date of the most recent Rule 24 Report of the Borrower furnished to the Banks pursuant to Section
5.03 (and the acceptance by the Borrower of the proceeds of such Borrowing in the absence of such certificate shall be deemed to constitute a representation and warranty by the Borrower that on the date of such Borrowing no such material reductions have occurred); and

     (c) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request not later than one Business Day following receipt of the relevant Notice of Committed Borrowing or Notice of Competitive Borrowing, as the case may be, as to the legality, validity, binding effect or enforceability of this Agreement, the Notes, any other Loan Document or any of the Ancillary Agreements, any deviation (whether material or immaterial) from the representations and warranties set forth in
Article IV hereof, or any law or regulation applicable to the Borrower; and

     (d) if such Advance is a Competitive Advance (including the initial Competitive Advance), the Agent shall have received the written confirmatory Notice of Competitive Borrowing with respect thereto.


                            ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the
Borrower.  The Borrower represents and warrants as follows:

     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement, the Notes and the other Loan Documents to which it is or is to be a party. The Borrower is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

     (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes and other Loan Documents to which it is or is to be a party have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of its stockholders which has not been obtained, violate any provision of any law (including, without limitation, the Public Utility Holding Company Act of 1935), rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or of the charter or by-laws of the Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than pursuant to the Collateral Assignments) upon or with respect to any properties now owned or hereafter acquired by the Borrower; and it is not in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     (c) All authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any court or governmental department, commission, board, bureau, agency or instrumentality which are or will be necessary to the valid execution, delivery or performance by (i) the Borrower of this Agreement, the Notes, the other Loan Documents to which it is or is to be a party and the Ancillary Agreements to which it is a party and (ii) each of NEP and NEES of the Ancillary Agreements to which it is a party, have been duly obtained or made (including, without limitation, the 1978 SEC Order, the 1985 SEC Order, the 1995 SEC Order and the FERC Settlement), and are in full force and effect.

     (d) This Agreement constitutes, and the Notes and each of the other Loan Documents to which it is or is to be a party when delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     (e) The Fuel Purchase Contract, true and complete copies of which have been furnished to the Banks, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as consented to by the Banks, and, if and so long as the CMA Conversion Date shall not have occurred, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Fuel Purchase Contract by any party thereto.

     (f) The Capital Funds Agreement, true and complete copies of which have been furnished to the Banks, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as consented to by the Banks, and, if and so long as the CMA Conversion Date shall not have occurred, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Capital Funds Agreement by any party thereto.

     (g) The Loan Agreement, true and complete copies of which have been furnished to the Banks, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as consented to by the Banks, and, if and so long as the CMA Conversion Date shall not have occurred, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Loan Agreement by any party thereto.

     (h) The Partnership Agreement, true and complete copies of which have been furnished to the Banks, has been duly authorized, executed and delivered by all parties thereto, and has not been, and (on or before the date of the initial Borrowing hereunder) will not be, amended or otherwise modified (except that the Borrower may amend, modify, renew or extend the term of the Partnership Agreement, provided that the terms of the Partnership Agreement as so amended, modified, renewed or extended, giving due consideration to the standards and practices of the oil and gas industry, are no less favorable to the Borrower than the Partnership Agreement as in effect on the date hereof). The Partnership Agreement is, and will remain, in full force and effect, subject to termination in accordance with its terms. The Partnership Agreement is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no material default under the Partnership Agreement, or under any other agreement evidencing a Hydrocarbon Property Venture, by any party thereto.

     (i) The Capital Maintenance Agreement, true and complete copies of which have been furnished to the Banks, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as consented to by the Banks, and is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Capital Maintenance Agreement by any party thereto.

     (j) Except as outstanding on the date hereof under the Existing Agreement, there are no mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances upon or with respect to any property or other interests of the Borrower other than as permitted under Section 5.02(a) hereof.

     (k) Each of the orders referred to in Section 3.01(f), true and correct copies of which have been furnished to the Banks, has been duly and properly issued, has not been amended or otherwise modified except by orders referred to in Section 3.01(f), is in full force and effect in accordance with its terms.

     (l) The NEP Assignment does now, and will at all times prior to the CMA Conversion Date, constitute a valid and perfected first priority security interest in and to the Collateral described therein, enforceable against all third parties in all jurisdictions, securing the payment of all obligations purported to be secured thereby; and all action required to perfect fully the security interest so constituted has been taken and completed.

     (m) The NEES Assignment does now, and will at all times prior to the CMA Conversion Date, constitute a valid and perfected first priority security interest in and to the Collateral described therein, enforceable against all third parties in all jurisdictions, securing the payment of all obligations purported to be secured thereby; and all action required to perfect fully the security interest so constituted has been taken and completed.

     (n) The CMA Assignment does now, and will at all time hereafter, constitute a valid and perfected first priority security interest in and to the Collateral described therein, enforceable against all third parties in all jurisdictions, securing the payment of all obligations purported to be secured thereby; all action required to perfect fully the security interest so constituted has been taken and completed.

     (o) The NEP Acknowledgment, when delivered hereunder, will have been duly authorized, executed and delivered by NEP, will not have been amended or otherwise modified and will at all times prior to the CMA Conversion Date, constitute the legal, valid and binding obligation of NEP enforceable against it in accordance with its terms.

     (p) The NEES Acknowledgment, when delivered hereunder, will have been duly authorized, executed and delivered by NEES, will not have been amended or otherwise modified and will constitute the legal, valid and binding obligation of NEES enforceable against it in accordance with its terms.

     (q) The balance sheets of the Borrower, NEP and NEES as at December 31, 1994 and the related statements of income and retained earnings for the fiscal years then ended, each certified by Coopers & Lybrand, independent public accountants, copies of which have been furnished to the Banks, fairly present the financial condition, respectively, of the Borrower, NEP and NEES as at such dates and the results of the operations, respectively, of the Borrower, NEP and NEES for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1994 there has been no material adverse change in such financial condition or operations of the Borrower, NEP or NEES.

     (r)  The Borrower does not have any Plans.  No Termination
Event has occurred, or is reasonably expected to occur, and no Prohibited Transaction has occurred, with respect to any Plans of the Borrower or any ERISA Affiliate of the Borrower.

     (s) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Borrower or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely, would have a material adverse effect on the financial condition or operations of the Borrower. Except as disclosed in the financial statements referred to in paragraph
(q) above, there are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting NEP, NEES or their respective properties before any court or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely, would have an adverse effect on the ability of NEP or NEES, as the case may be, to perform and observe its Acknowledgment, the Capital Funds Agreement, the Loan Agreement, the Fuel Purchase Contract or the Capital Maintenance Agreement. The Borrower has no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or unanticipated losses from any unfavorable commitments, except as reflected in the financial statements referred to in paragraph (q) above.

     (t) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Advance will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (u) No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Section 13 and 14 of the Securities Exchange Act of 1934.

     (v) Neither the business nor the properties of the Borrower or any Hydrocarbon Property Venture are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting the business or properties or the operations of the Borrower or such Hydrocarbon Property Venture, as the case may be, taken as a whole.

     (w) The Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof, except that the Borrower may not have paid certain taxes being contested by it in good faith and by proper proceedings and for which proper reserves have been established.

     (x) No information, exhibit or report furnished by the Borrower to the Agent or to the Banks in connection with the negotiation of this Agreement or pursuant to or in connection with the Loan Documents, including, without limitation, the Information Memorandum, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (y)  All Hydrocarbon Properties (other than Post-1983
Hydrocarbon Properties) are entitled to the benefits of the Fuel
Purchase Contract.

     (z) The Borrower is not an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940, as amended.


                            ARTICLE V
                    COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants Other Than Reporting Requirements. (a) So long as any Note shall remain unpaid or any Bank shall have any commitment to lend hereunder, the Borrower (i) will and (ii) will use its best efforts to cause each Hydrocarbon Property Venture to, unless the Majority Banks shall otherwise consent in writing:

          (i) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders.

          (ii) Prudent Operation, Etc. Maintain, develop, continuously operate and improve all Hydrocarbon Properties in conformity with all applicable contracts and instruments and in accordance with generally approved engineering and other practices of prudent operators in the industry; provided that, with respect to those portions of Hydrocarbon Properties which are operated by Persons other than the Borrower, the Borrower shall not be obligated to perform undertakings performable only by such Persons (or which such Persons have agreed to perform) and which are beyond the control of the Borrower, provided that, the Borrower will use its best efforts to bring about the performance of any such undertakings by such Persons.

          (iii) Payment of Taxes, Etc. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or them or upon its or their income and profits, or upon any properties belonging to it or them, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its or their properties, provided that neither the Borrower nor any Hydrocarbon Property Venture shall be required to pay any such tax, assessment, charge, levy or claim which is being contested by it or them in good faith and by proper proceedings and for which proper reserves have been established.

          (iv) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it or they operate.

          (v) Preservation of Existence, Etc. Preserve and maintain its and their existence, rights, franchises and privileges in the jurisdiction of its or their respective incorporation or formation, and qualify and remain qualified in each jurisdiction in which such qualification is necessary or desirable in view of its or their business and operations or the ownership of its or their properties; subject, in the case of Samedan-NEEI, to the terms and provisions of the Partnership Agreement and subject, in the case of each other Hydrocarbon Property Venture, to the terms and provisions of its comparable constituent agreement or document.

          (vi) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower or any Hydrocarbon Property Venture and to discuss the affairs, finances and accounts of the Borrower or any Hydrocarbon Property Venture with any of its or their respective officers or directors.

          (vii) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower and any Hydrocarbon Property Venture.

          (viii) Maintenance of Properties, Etc. Maintain and preserve all of its or their properties necessary or useful in the proper conduct of its or their business relating to Hydrocarbons or Hydrocarbon Properties in good working order and condition, ordinary wear and tear excepted, and, if any of such properties is affected by any fire, explosion, accident, drought, storm, hail, earthquake, act of God or of the public enemy or other casualty, diligently take proper steps to repair or replace such property.

     (b) So long as any Note shall remain unpaid or any Bank shall have any commitment to lend hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

          (i) Performance of Ancillary Agreements. Perform and observe all the material terms and provisions to be performed or observed by it, of the Ancillary Agreements, the Partnership Agreement and any other agreements evidencing Hydrocarbon Property Ventures, maintain each such agreement in full force and effect (subject, in the case of the Partnership Agreement to termination in accordance with its terms and in the case of the Fuel Purchase Contract, to termination in accordance with Section 2.16 hereof), enforce each such agreement in accordance with its terms, and take all such action to such end as may be from time to time requested by the Agent.

          (ii) Notices and Requests Pursuant to Certain Ancillary Agreements. Furnish to the Agent promptly upon receipt thereof copies of all notices, requests and other documents (other than as agreed by the Borrower and the Agent) received by the Borrower under or pursuant to the Fuel Purchase Contract, the Capital Funds Agreement, the Capital Maintenance Agreement or the Loan Agreement and from time to time, upon request of the Agent, and in accordance with the terms of the respective Assignments thereof, make to NEP or NEES such demands and requests for information and reports or for action as the Borrower is entitled to make under the Fuel Purchase Contract, the Capital Funds Agreement, the Capital Maintenance Agreement or the Loan Agreement.

          (iii) Notice of Provision. Give written notice to each other party to a Hydrocarbon Property Venture of the terms of Sections 5.02(g) and (j).

          (iv) Sale of Hydrocarbon Properties' Production. So long as the CMA Conversion Date has not occurred, sell to NEP the fuel resulting from the refining of Hydrocarbons produced from Hydrocarbon Properties (other than Post-1983 Hydrocarbon Properties), to the extent that such fuel meets the requirements of NEP, exchange such Hydrocarbons to obtain fuel meeting the requirements of NEP, and sell such fuel to NEP or sell such Hydrocarbons to Persons other than NEP, use the proceeds from such sales to purchase, as soon as practicable, fuel meeting the requirements of NEP and sell such fuel to NEP.

     SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Bank shall have any commitment to lend hereunder, the Borrower will not, without the prior written consent of the Majority Banks:

     (a) Lien. Create, incur, assume or suffer to exist, or permit any Hydrocarbon Property Venture to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor), or any other type of preferential arrangement (including production payment financing), upon or with respect to any of the Collateral or any Hydrocarbons, Hydrocarbon Properties or the Borrower's interest in Samedan-NEEI or in any other Hydrocarbon Property Venture or the Borrower's rights under any Ancillary Agreement, or assign or otherwise convey, or permit any Hydrocarbon Property Venture to assign or otherwise convey, any right to receive income from any of the Collateral or any Hydrocarbons or Hydrocarbon Properties or Ancillary Agreements, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interest or other charges or encumbrances, or preferential arrangements, created by or pursuant to the Loan Documents or:

          (i) arising in connection with the separate fuel procurement and inventory activities of the Borrower authorized by the SEC in the 1978 SEC Order, if limited to Inventoried Fuel and the proceeds from the sale thereof;

          (ii) for taxes, assessments or governmental charges or levies on property of the Borrower or any Hydrocarbon
     Property Venture if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

          (iii) imposed by law, such as carriers', workmen's, materialmen's, warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith and by appropriate proceedings;

          (iv) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other similar social security or retirement benefits, or similar legislation;

          (v) upon Hydrocarbon Properties beneficially owned by any Hydrocarbon Property Venture, to secure obligations
     (other than Indebtedness) incurred in the ordinary course of business; or

          (vi) as in effect on the date hereof under the Existing
     Agreement.

     (b) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness under the Loan
Documents, Subordinated Debt, and Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services on ordinary trade terms.

     (c) Partial Asset Sale. Sell, assign, lease or otherwise dispose of any of its interest in any Hydrocarbon Properties (other than sales of Hydrocarbons after severance in the ordinary course of business), unless the provisions of Section 2.11(d) hereof shall have been complied with in respect of any resulting decrease in the FPC Borrowing Base or CMA Borrowing Base.

     (d) Hydrocarbon Property Ventures Agreement. With respect to the Ancillary Agreements, the Partnership Agreement and any other agreement evidencing Hydrocarbon Property Ventures:

          (i) Cancel, terminate or fail to renew any such agreement or consent to or accept any cancellation or termination thereof (except that the Borrower may terminate, cancel, fail to renew, or consent to or accept any cancellation or termination of, (A) the Partnership
     Agreement in accordance with its terms, (B) the Fuel
     Purchase Contract in accordance with Section 2.16 and
     (C) the Capital Funds Agreement and the Loan Agreement so long as the CMA Conversion Date shall have occurred).

          (ii) Amend or otherwise modify any such agreement or the definition of "current reserve estimates" set forth in subsection (f)(i) below, or give any consent to any departure from or waiver of any of the terms or provisions of any such agreement or definition (except that the Borrower may amend, modify, renew or extend the term of the Partnership Agreement, provided that the terms of the Partnership Agreement as so amended, modified, renewed or extended, giving due consideration to the standards and practices of the oil and gas industry, are no less favorable to the Borrower than the Partnership Agreement as in effect on the date hereof).

          (iii) Take any other action in connection with any such agreement which would impair the value of the interest or rights of the Borrower, the Banks or the Agent thereunder or the ability of the Borrower to make the payments required hereunder and under the Notes.

     (e) Amendment of Order. Seek, petition or make application for or consent to any amendment, alteration, modification or termination of the 1978 SEC Order, the 1985 SEC Order, the 1995
SEC Order or the FERC Settlement.

     (f)  Sale of Hydrocarbon Properties' Production.

          (i) So long as the CMA Conversion Date has not occurred, sell, exchange or otherwise dispose of any Hydrocarbons produced from Hydrocarbon Properties (other than Post-1983 Hydrocarbon Properties) except as follows: sell to NEP the fuel resulting from the refining of such Hydrocarbons, to the extent that such fuel meets the requirements of NEP, exchange such Hydrocarbons to obtain fuel meeting the requirements of NEP, but only if the fuel acquired is sold by the Borrower to NEP or sell such Hydrocarbons to Persons other than NEP, but only if the proceeds to the Borrower from such sales (to the extent necessary to purchase or acquire an equivalent amount of barrels to those so sold) are used by the Borrower as soon as practicable to purchase or acquire fuel meeting NEP's requirements and such fuel is then sold to NEP; sell fuel described in clauses (A), (B) and (C) above to NEP at a price other than determined in accordance with the pricing policy set forth in the 1978 SEC Order as amended by the 1985 SEC Order; and utilize for the purpose of determining "current reserve estimates" (as such term is used in the 1978 SEC Order and the 1985 SEC Order) an amount other than the amount of Proved and Probable Reserves, or such lesser amount as may be determined by the Borrower.

          (ii) At any time with respect to Post-1983 Hydrocarbon Properties and on or after the CMA Conversion Date with respect to any Hydrocarbons produced from Hydrocarbon Properties, sell, exchange or otherwise dispose of such Hydrocarbons produced from such Hydrocarbon Properties, for less than fair market value thereof at the wellhead when sold (taking into account comparable quantity and quality of production and comparable markets and market conditions, it being understood that the Borrower may elect whether to sell in interstate or intrastate commerce) or, in the case of sales pursuant to then existing sales contracts, at less than the contract prices receivable thereunder.

     (g) Terms of Hydrocarbon Property Venture Agreement. Enter into or remain a party to any Hydrocarbon Property Venture which is permitted to sell, transfer, assign, mortgage, pledge or encumber any Hydrocarbon Properties without the Borrower's consent or which does not grant the Borrower the option, subject to the operating agreements in effect from time to time, to take in kind the portion of the production of such Hydrocarbon Property Venture attributable to the Borrower in each case, except as provided in the Partnership Agreement.

     (h) Mergers, Etc. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or Persons.

     (i) Restrictions on Business of the Borrower. (i) Acquire by any means, any Hydrocarbon Property which would not be entitled to the benefit of the Fuel Purchase Agreement or
(ii) engage in any business or activity other than, (A) with respect to Hydrocarbons, (1) the exploration for and development of Hydrocarbon Properties and the production, processing, refining and sale of Hydrocarbons therefrom, (2) the sale, exchange and transportation of Hydrocarbons, and (3) those activities reasonably incident thereto; (B) with respect to Inventoried Fuel, (1) the procurement, inventorying, sale and transportation of Inventoried Fuel and (2) those activities reasonably incident thereto.

     (j) Restrictions on Business of Hydrocarbon Property Venture. Permit any Hydrocarbon Property Venture to engage in any business other than exploration, development, production, processing, refining, transportation or marketing in respect of Hydrocarbons.

     (k) Dividends. So long as the CMA Conversion Date has not occurred or an event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such.

     (l) Investments. Make any loan or advance to any Person (including, without limitation, any Hydrocarbon Property Venture) or purchase or otherwise acquire any capital stock, obligation or other security of, make any capital contribution to, or otherwise invest in, any Person (including, without limitation, any Hydrocarbon Property Venture) other than Permitted Investments; provided, however, that the Borrower may make any capital contribution required by the Partnership Agreement.

     (m) Subsidiaries. Create or suffer to exist any Subsidiary.

     (n) Plans, Etc. Permit to exist any occurrence of any Reportable Event, or any other event or condition, which presents a material (in the reasonable opinion of the Majority Banks) risk of termination by the PBGC of any Plan of the Borrower or, having used anything less than its best efforts, any of its ERISA Affiliates, which termination will result in any material (in the reasonable opinion of the Majority Banks) liability of the Borrower or such ERISA Affiliate to the PBGC.

     SECTION 5.03. Reporting Requirement. So long as any Note shall remain unpaid or any Bank shall have any commitment to lend hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing, furnish to the Agent and each Bank:

     (a) as soon as possible and in any event within five days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, the statement of the Vice President-Finance, Treasurer or Controller of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, NEP or NEES, a balance sheet of the Borrower, NEP or NEES (as the case may be) as of the end of such quarter and the related statements of income and retained earnings and of cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Vice President-Finance, Treasurer or Controller of the Borrower, NEP or NEES (as the case may be) as having been prepared in accordance with generally accepted accounting principles, together with (in the case of the Borrower only) a certificate of said officer of the Borrower stating that he has no knowledge that an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

     (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, NEP or NEES, beginning with its fiscal year ending in 1995 a balance sheet of the Borrower, NEP or NEES (as the case may be) as of the end of such fiscal year and the related statements of income and retained earnings and of cash flows, certified by Coopers & Lybrand or other independent public accountants of recognized standing acceptable to the Majority Banks, together with a certificate of such accounting firm to the Agent and the Banks stating that in the course of its audit, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof;

     (d) promptly after the sending or filing thereof, and in any event at the time of the delivery of the reports delivered pursuant to paragraphs (b) and (c) above, the Rule 24 Report in respect of such calendar quarter together with a balance sheet of the Borrower prepared on a basis consistent with the balance sheet contained in the Rule 24 Report filed with the SEC on February 14, 1995, duly certified (subject to year-end audit adjustments) by the Vice President-Finance, Treasurer or Controller of the Borrower, as having been prepared in accordance with this paragraph;

     (e) promptly upon its receipt of requests therefor from the Agent, copies of all financial statements, reports, notices, requests or other documents received or given by the Borrower in connection with any Hydrocarbon Property Venture;

     (f) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court of governmental department, commission, board, bureau, agency or instrumentality affecting the Borrower, NEP, NEES or any Hydrocarbon Property Venture of the type described in Section 4.01(s);

     (g) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which NEES sends to its stockholders, copies of all press releases issued by or with the authorization of the Borrower, NEP or NEES, and copies of all regular, periodic and special reports which the Borrower, NEP or NEES files with the SEC (including, but not limited to, Rule 24 Reports but excluding reports of a routine nature as agreed between the Borrower and the Agent) or any governmental authority which may be substituted therefor, or with any national securities exchange;

     (h) upon request of any Bank, through the Agent, within 60 days after the end of each calendar quarter, a report of the Borrower showing, for such calendar quarter, the gross quantities of oil, gas, gas liquids and other products included in the production of Hydrocarbons from Proved and Probable Reserves (stated in barrels for oil and liquid oil products, MCF for gas and barrels for gas liquids) and the net quantities of oil, gas, gas liquids and other products included in the production of Hydrocarbons from Proved and Probable Reserves (stated in barrels for oil and products, MCF for gas and barrels for gas liquids);

     (i) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any ERISA Affiliate of the Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any such ERISA Affiliate receives from the PBGC or the U.S. Department of Labor; and promptly after the filing thereof, copies of IRS form 5500 filed by the Borrower, NEP and NEES;

     (j) promptly after the filing or receiving thereof, copies of all petitions, notices, protests, complaints, pleadings or other filings seeking amendment or modification of any of the Ancillary Agreements or any regulatory approvals, consents or authorizations provided in connection therewith; and

     (k) such other information respecting the business, the properties or the condition or operations, financial or otherwise, of the Borrower, NEP, NEES or any Hydrocarbon Property
Venture as the Agent may from time to time reasonably request.


                            ARTICLE VI
                        EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Note when the same becomes due, or shall fail to pay any interest or fees or other amounts due hereunder within five days after the same shall have become due; or

     (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower, NEP or NEES in any other Loan Document, or by the Borrower, NEP or NEES (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(b)(i) through
(b)(ii), inclusive, or Section 5.02 and such failure remains unremedied for ten days after written notice thereof shall have been given to the Borrower; or the Borrower, NEP or NEES shall fail to perform or observe any term, covenant or agreement to be performed by any or all of them under any of the Ancillary Agreements; or the Borrower, NEP or NEES shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower, NEP or NEES, as the case may be, by the Agent or any Bank; or

     (d) The pricing formula contained in the 1978 SEC Order, as modified by the 1985 SEC Order, and relating to the sale of Hydrocarbons pursuant to the Fuel Purchase Contract shall be amended, altered or modified other than with the consent of the

Banks or to reflect the termination of the Fuel Purchase Contract in a manner consistent with the 1985 SEC Order and Section 2.16 hereof (if, in the sole judgment of the Banks, which judgment shall be reasonably exercised, such amendment, alteration or modification is likely to have an adverse effect on the ability of the Borrower to make the payments required under this Agreement or under the Notes) or shall be terminated or cease to be applicable to the sale of Hydrocarbons produced from Hydrocarbon Properties (other than Post-1983 Hydrocarbon Properties), other than with the consent of the Banks or in connection with the termination of the Fuel Purchase Contract in a manner consistent with the 1985 SEC Order and Section 2.16 hereof; or

     (e) The Borrower, NEES or NEP shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $1,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes) of the Borrower, NEES or NEP (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, unless such occurrence or condition shall have been waived by all holders of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (f) This Agreement, the Notes or any of the other Loan Documents, or any of the Ancillary Agreements shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect in accordance with its terms or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, NEP or NEES, or the Borrower, NEP or NEES shall deny that it has any or further liability or obligation under this Agreement, the Notes or any of the other Loan Documents, or any of the Ancillary Agreements to which it is a party, except in connection with the termination of the Fuel Purchase Contract in a manner consistent with the 1985 SEC Order and Section 2.16 hereof; or

     (g) Any Collateral Assignment shall, at any time after its execution and delivery and for any reason, cease to constitute a valid and subsisting lien and a valid and perfected security interest in and to the property purported to be subject to such Collateral Assignment, except to reflect the termination of the Fuel Purchase Contract in a manner consistent with the 1985 SEC Order and Section 2.16 hereof; or

     (h) The Borrower, NEP or NEES shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, NEP or NEES seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower, NEP or NEES shall take any corporate action to authorize any of the actions set forth above in this subsection (h); or

     (i) Any Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code for any plan year or a waiver of such standard is sought or granted under
Section 412(d) of the Internal Revenue Code, or any Plan of the Borrower or any ERISA Affiliate of the Borrower is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or the Borrower or any ERISA Affiliate of the Borrower has incurred or will incur a liability to or on account of any Plan under Sections 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or any Plan, or any Termination Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and
(i) such Termination Event (if correctable) shall not have been corrected and (ii) the then-present value of such Plan's vested benefits exceeds the then-current value of assets accumulated in such Plan by more than the amount of $5,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

     (j) The Borrower or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000; or

     (k) Any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Borrower or Samedan-NEEI and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
(ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or a final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or Samedan-NEEI and the payment of such sum would have (in the reasonable judgment of the Majority Banks) a material adverse effect on the financial condition or operations of the Borrower or Samedan-NEEI;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Banks having aggregate Percentages of the Commitment in excess of 50%, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall immediately terminate, and (ii) shall at the request, or may with the consent, of the Banks owed more than 50% of the then aggregate unpaid principal amount of the Advances owing to Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                           ARTICLE VII
                            THE AGENT

     SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes) or any other Loan Document, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or such other number of Banks as may be specified by any provision hereof), and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent shall not consent to any amendment to any Collateral Assignment or any Acknowledgement without the prior written consent of the Majority Lenders (or such other number of Banks as specified in Section 8.01). The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement or any Loan Document.

     SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, shareholders, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any note as the holder thereof until the Agent receives and accepts a Bank Assignment providing for the assignment thereof, in accordance with Section 8.07, or receives other written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, in the Information Memorandum or otherwise; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any other Loan Document or any of the Ancillary Agreements on the part of the Borrower, NEP, NEES or any Hydrocarbon Property Venture or to inspect the property (including the books and records) of the Borrower, NEP, NEES or any Hydrocarbon Property Venture; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Loan Document or any of the Ancillary Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Credit Suisse and Affiliates. With respect to its Percentage, the Advances made by it and the Notes issued to it, Credit Suisse shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Credit Suisse in its individual capacity. Credit Suisse and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its affiliates and any Person who may do business with or own securities of the Borrower, any such affiliates or any Hydrocarbon Property Venture, all as if Credit Suisse were not the Agent and without any duty to account therefor to the Banks.

     SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Committed Notes then held by each of them (or if no Committed Notes are at the time outstanding ratably according to their respective Percentages), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, filing, recording, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, with the consent of the Borrower (which shall not unreasonably be withheld). If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, with the consent of the Borrower (which shall not unreasonably be withheld), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or the Dominion of Canada and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                           ARTICLE VIII
                          MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Sections 3.01 or 3.02, (b) increase the Percentages of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Committed Notes or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Committed Notes or any fees or other amounts payable hereunder, (e) postpone any scheduled Commitment reduction under Section 2.06(a), (f) release any Collateral except as shall be otherwise provided in any Loan Document, (g) release or excuse, in whole or in part, any obligations of the Borrower, NEES or NEP under any Ancillary Agreement, (h) change the percentage of any Percentage or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (i) amend this Section 8.01; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Bank holding the relevant Competitive Note:

(x) reduce the principal of, or interest on, a Competitive Note or (y) postpone any date fixed for any payment of principal of, or interest on, a Competitive Note; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, any other Loan Document or any of the Ancillary Agreements.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 25 Research Drive, Westborough, Massachusetts 01582, Attention: John G. Cochrane, Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; and if to the Agent, at its address at 12 East 49th Street, New York, New York 10017, Attention: Syndications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective three days following deposit in the mails, when delivered to the telegraph company, when telecopied, when confirmed by telex answerback or when delivered to the cable company, respectively, addressed as aforesaid, except that notices and communications to the Agent pursuant to
Article II, VII or VIII shall not be effective until received by the Agent.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note or other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification and amendment of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, (i) all reasonable expenses of the Agent, including expenses for travel, communications, couriers and filing fees and
(ii) the reasonable fees and out-of-pocket expenses of counsel for the Agent, and local or special counsel who may be retained by said counsel, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Loan Documents; and, upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, the Borrower agrees to pay all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), incurred by the Agent and the Banks in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder and thereunder.

     (b) If any payment of principal of any Eurodollar Rate Advance or Competitive Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.11 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including Funding Losses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

     SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by
Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

     SECTION 8.07. Assignments and Participations. (a) Each Bank may (following consultation with the Borrower) assign to one or more other Banks or other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitment to lend hereunder, its Percentage, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all (other than any Competitive Advances owing to such Bank or any Competitive Notes held by it unless such Competitive Advances are being assigned hereunder in accordance with subsection (e) hereof) of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the commitment to lend, Percentage, Advances or Notes of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Bank Assignment with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Bank Assignment, together with any Notes subject to such assignment and a processing and recordation fee of $2,500 and the Agent shall record such assignment in the Register within five Business Days of receipt of such Bank Assignment, Notes and fee. Upon such execution, delivery and acceptance, from and after the effective date specified in each Bank Assignment, (x) the Bank assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Bank Assignment, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Bank Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Bank Assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). It is understood and agreed that a Bank may enter into a separate agreement with its assignee covering matters not covered by a Bank Assignment, so long as the terms and conditions of such separate agreement shall not be inconsistent with the terms and conditions of such Bank Assignment. Each Bank making an assignment hereunder shall notify the Borrower of such assignment, the identity of the assignee and the amount of its interests assigned; provided, however, that the failure to give such notice shall not affect the effectiveness of such assignment or the obligations of the Borrower hereunder.

     (b) By executing and delivering a Bank Assignment, the Bank assignor thereunder and the Bank assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Bank Assignment, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Bank Assignment; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (c)  The Agent shall maintain at its address referred to in
Section 8.02 a copy of each Bank Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Percentages of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register and such copies shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Bank Assignment executed by an assigning Bank and an assignee Bank, together with the Notes subject to such assignment, the Agent shall, if such Bank Assignment has been completed and is in substantially the form of
Exhibit 8.07 hereto, (i) accept such Bank Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Notes, new Notes to the order of such assignee Bank in an amount equal to the Percentage of the Commitment assumed by it pursuant to such Bank Assignment and, if the assigning Bank has retained a Percentage of the Commitment, new Notes to the order of the assigning Bank in an amount equal to such Percentage retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Bank Assignment and shall otherwise be in substantially the form of Exhibits A-1, A-2-CMA (as applicable) or A-2-FPC (as applicable) hereto.

     (e) Each Bank may assign to one or more banks or other entities any CMA Competitive Note or Notes or FPC Competitive
Note or Notes held by it upon notification of such assignment to the Agent.

     (f) Notwithstanding anything to the contrary set forth in this Section 8.07, any Bank may assign, as collateral or otherwise, any or all of its rights hereunder and under the Notes (including, without limitation, its rights to receive payments of principal and interest hereunder and under the Notes) without prior consultation with the Borrower to (i) any Federal Reserve Bank, (ii) any affiliate of such Bank or (iii) any other Bank; provided, that with respect to assignments to entities described in clauses (i) and (ii) above, no such assignment shall release the assigning Lender from its obligations hereunder.

     (g) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Percentage of the Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its commitment to lend hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

     (h) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant, if not a Bank, shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

     (i) If any Bank notifies the Agent pursuant to Section 2.02(c)(iii) of circumstances causing the suspension of the right of the Borrower to select Eurodollar Rate Advances and such Bank shall not have subsequently notified the Agent pursuant to
Section 2.02(c)(iii) that the circumstances causing such suspension no longer exist (a "Notifying Bank"), the Borrower may demand that the Notifying Bank assign in accordance with this
Section 8.07 to one or more banks designated by the Borrower which are acceptable to the Agent (a "Replacement Bank") all (but not less than all) of the Notifying Bank's Percentage and the Advances owing to it within the next succeeding 30 days. If any such Replacement Bank designated by the Borrower shall fail to consummate such assignment on terms acceptable to the Notifying Bank, or if the Borrower shall fail to designate any such Replacement Bank for all or part of such Bank's Percentage or Advances, then the Notifying Bank may assign such Percentage or Advances to any other bank acceptable to the Agent in accordance with this Section 8.07 during such 30-day period; it being understood for purposes of this subsection (i) that such assignment shall be conclusively deemed to be on terms acceptable to the Notifying Bank, and the Notifying Bank shall be compelled to consummate such assignment to the Replacement Bank designated by the Borrower, if such Replacement Bank (i) shall agree to such assignment in substantially the form of Exhibit 8.07 hereto and
(ii) shall offer compensation to the Notifying Bank in an amount equal to all amounts then owing by the Borrower to such Notifying Bank hereunder and under the Note(s) made by the Borrower to such Notifying Bank, whether for principal, interest, fees, costs or expenses, or otherwise.

     SECTION 8.08. Waiver of Jury Trial. The Borrower, the Agent and the Banks irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes, the other Loan Documents, any of the Ancillary Agreements or any instrument or document delivered hereunder or thereunder.

     SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         NEW ENGLAND ENERGY INCORPORATED



                         By: /s/ John G. Cochrane
                             ------------------------------------
                              Title: Treasurer



                         CREDIT SUISSE,
                              as Administrative Agent and
                              Arranger



                         By: /s/ Lynne Allegaert
                             ------------------------------------
                              Title: Member of Senior Management



                         By: /s/ David W. Kratovil
                             ------------------------------------
                              Title: Member of Senior Management

The Banks

Percentage:                   Name of Bank
____________                  ________________

8.4444448%                    CREDIT SUISSE



                         By: /s/ Lynne Allegaert
                             ____________________________________
                              Title: Member of Senior Management



                         By: /s/ David W. Kratovil
                             ____________________________________

                              Title: Member of Senior Management

The Banks

Percentage:                   Name of Bank
____________                  ________________

7.11111111%                   BANK OF MONTREAL



                         By: /s/ John L. Smith
                             ____________________________________
                              Title: Director

The Banks

Percentage:                   Name of Bank
____________                  ________________


7.11111111%                   CIBC INC.



                         By: /s/ Margaret E. McTigue
                             ____________________________________
                              Title: Vice President

The Banks

Percentage:                   Name of Bank
____________                  ________________


7.11111111%                   FIRST NATIONAL BANK OF BOSTON



                         By: /s/ Michael Kane
                             ____________________________________
                              Title: Managing Director

The Banks

Percentage:                   Name of Bank
____________                  ________________


7.11111111%                   FLEET BANK OF MASSACHUSETTS



                         By: /s/ Thomas J. Bullard
                             ____________________________________
                              Title: Vice President

The Banks

Percentage:                   Name of Bank
___________                   ____________


7.11111111%                   MITSUI TRUST BANK (U.S.A.)



                         By: /s/ Robert Lanigan
                             ____________________________________
                              Title: Managing Director

The Banks

Percentage:                   Name of Bank
___________                   _____________

7.11111111%                   SHAWMUT BANK



                         By: /s/ Kazuyuki Muto
                             ____________________________________
                              Title: Executive Vice President

The Banks

Percentage:                   Name of Bank
___________                   _____________

7.11111111%                   THE SUMITOMO BANK, LIMITED



                         By: /s/ Shigeo Kioke
                             ____________________________________
                              Title: Joint General Manager

The Banks

Percentage:                   Name of Bank
___________                   _____________


7.11111111%                   WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK AND
                              CAYMAN ISLANDS BRANCHES



                         By: /s/ Ralph White
                             ____________________________________
                              Title: Vice President



                         By: /s/ Karen E. Hoplock
                             ____________________________________
                              Title: Vice President

The Banks

Percentage:                   Name of Bank
___________                   _____________

5.33333333%                   CREDIT LYONNAIS NEW YORK BRANCH



                         By: /s/ Robert Ivosevich
                             ____________________________________
                              Title: Senior Vice President

The Banks

Percentage:                   Name of Bank
___________                   _____________


5.33333333%                   THE INDUSTRIAL BANK OF JAPAN
                              TRUST COMPANY



                         By: /s/ Robert W. Ramage, Jr.
                             ____________________________________
                              Title: Senior Vice President

The Banks

Percentage:                   Name of Bank
___________                   _____________


5.33333333%                   MELLON BANK, N.A.



                         By: /s/ A. J. Sabatelle
                             ____________________________________
                              Title: Vice President

The Banks

Percentage:                   Name of Bank
___________                   ____________


5.33333333%                   TOKAI BANK LTD.



                         By: /s/ Masaharu Muto
                             ____________________________________
                              Title: Deputy General Manager

The Banks

Percentage:                   Name of Bank
___________                   _____________


4.44444444%                   THE FUJI BANK, LIMITED



                         By: /s/ Gina M. Kearns
                             ____________________________________
                              Title: Vice President & Manager

The Banks

Percentage:                   Name of Bank
___________                   _____________


4.44444444%                   SOCIETE GENERALE



                         By: /s/ Gordon Eadon
                             ____________________________________
                              Title: Vice President

The Banks

Percentage:                   Name of Bank
___________                   _____________


4.44444444%                   THE YASUDA TRUST AND BANKING
                              CO., LTD.



                         By: /s/ Michael G. Haggarty
                             ____________________________________
                              Title: Vice President

                        TABLE OF CONTENTS

Section                                                      Page
________                                                  ____
                            ARTICLE I
                 DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms. . . . . . . . . . . . . . .  1
     1.02.  Computation of Time Periods. . . . . . . . . . . . 20
     1.03.  Accounting Terms . . . . . . . . . . . . . . . . . 20


                            ARTICLE II
                COMMITTED AND COMPETITIVE ADVANCES

     2.01.  The Commitment . . . . . . . . . . . . . . . . . . 20
     2.02.  The Committed Advances . . . . . . . . . . . . . . 21
     2.03.  The Competitive Advances . . . . . . . . . . . . . 24
     2.04.  Making of Advances . . . . . . . . . . . . . . . . 27
     2.05.  Fees . . . . . . . . . . . . . . . . . . . . . . . 28
     2.06.  Reduction of the Commitment. . . . . . . . . . . . 28
     2.07.  Repayment of Advances. . . . . . . . . . . . . . . 29
     2.08.  Interest . . . . . . . . . . . . . . . . . . . . . 29
     2.09.  Additional Interest on Eurodollar Rate
          Advances . . . . . . . . . . . . . . . . . . . . . . 30
     2.10.  Interest Rate Determination. . . . . . . . . . . . 30
     2.11.  Prepayments of Advances. . . . . . . . . . . . . . 31
     2.12.  Increased Costs; Capital . . . . . . . . . . . . . 33
     2.13.  Payments and Computations. . . . . . . . . . . . . 34
     2.14.  Sharing of Payments, Etc . . . . . . . . . . . . . 35
     2.15.  Use of Proceeds. . . . . . . . . . . . . . . . . . 36
     2.16.  Termination of Fuel Purchase Contract. . . . . . . 36
     2.17.  Taxes. . . . . . . . . . . . . . . . . . . . . . . 37
     2.18.  Extension of Termination Date. . . . . . . . . . . 38


                           ARTICLE III
                      CONDITIONS OF LENDING

     3.01.  Conditions Precedent to the Initial
          Advances . . . . . . . . . . . . . . . . . . . . . . 39
     3.02.  Conditions Precedent to Each Advance . . . . . . . 41


                            ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES

     4.01.  Representations and Warranties of the
          Borrower . . . . . . . . . . . . . . . . . . . . . . 42

                            ARTICLE V
                    COVENANTS OF THE BORROWER

     5.01.  Affirmative Covenants Other Than
          Reporting       Requirements . . . . . . . . . . . . 47
     5.02.  Negative Covenants . . . . . . . . . . . . . . . . 50
     5.03.  Reporting Requirement. . . . . . . . . . . . . . . 54


                            ARTICLE VI
                        EVENTS OF DEFAULT

     6.01.  Events of Default. . . . . . . . . . . . . . . . . 57


                           ARTICLE VII
                            THE AGENT

     7.01.  Authorization and Action . . . . . . . . . . . . . 60
     7.02.  Agent's Reliance, Etc. . . . . . . . . . . . . . . 61
     7.03.  Credit Suisse and Affiliates . . . . . . . . . . . 62
     7.04.  Bank Credit Decision . . . . . . . . . . . . . . . 62
     7.05.  Indemnification. . . . . . . . . . . . . . . . . . 62
     7.06.  Successor Agent. . . . . . . . . . . . . . . . . . 63


                           ARTICLE VIII
                          MISCELLANEOUS

     8.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . 63
     8.02.  Notices, Etc . . . . . . . . . . . . . . . . . . . 64
     8.03.  No Waiver; Remedies. . . . . . . . . . . . . . . . 64
     8.04.  Costs and Expenses . . . . . . . . . . . . . . . . 64
     8.05.  Right of Set-off . . . . . . . . . . . . . . . . . 65
     8.06.  Binding Effect . . . . . . . . . . . . . . . . . . 65
     8.07.  Assignments and Participations . . . . . . . . . . 66
     8.08.  Waiver of Jury Trial . . . . . . . . . . . . . . . 69
     8.09.  Governing Law. . . . . . . . . . . . . . . . . . . 70
     8.10.  Execution in Counterparts. . . . . . . . . . . . . 70

SCHEDULES

     Schedule I - List of Applicable Lending Offices
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EXHIBITS

     Exhibit A-1         Form of Committed Note
     Exhibit A-2-CMA     Form of CMA Competitive Note
     Exhibit A-2-FPC     Form of FPC Competitive Note
     Exhibit 1.01A       Form of Capital Funds Agreement
                         Amendment
     Exhibit 1.01B       Form of Capital Maintenance Agreement
                         Amendment
     Exhibit 1.01C       Form of CMA Assignment
     Exhibit 1.01D       Form of Fuel Purchase Contract Amendment
     Exhibit 1.01E       Form of Loan Agreement Amendment
     Exhibit 1.01F       Form of NEES Acknowledgement
     Exhibit 1.01G       Form of NEES Assignment
     Exhibit 1.01H       Form of NEP Acknowledgement
     Exhibit 1.01I       Form of NEP Assignment
     Exhibit 1.01J       Form of Terms of Subordination
     Exhibit 2.02(a)     Form of Notice of Committed Borrowing
     Exhibit 2.02(b)     Form of Notice of Conversion
     Exhibit 2.03        Form of Request for Competitive
                         Borrowing
     Exhibit 3.01(j)     Form of Pay-Off Letter for Existing
                         Agreement
     Exhibit 3.01(k)     Form of Opinion of Counsel for the
                         Borrower
     Exhibit 3.01(l)     Form of Opinion of Special New York
                         Counsel for the Agent
     Exhibit 8.07        Form of Assignment and Acceptance